UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 25, 2001

MAXICARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12024 (Commission File Number)	95-3615709 (IRS Employer Identification No.)

1149 South Broadway Street
Los Angeles, California
(Address of principal executive office)
90015
(Zip Code)

(213) 765-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 3. Bankruptcy or Receivership.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
MAXICARE HEALTH PLANS, INC.

Item 3. Bankruptcy or Receivership.

      On May 25, 2001, the Registrant’s wholly-owned subsidiary, Maxicare, filed a petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Central District of California. Maxicare is a California health maintenance organization. At the time of the petition, Maxicare was the Registrant’s principal operating subsidiary.

      Also on May 25, 2001, prior to the filing of the bankruptcy petition, the California Department of Managed Health Care appointed J. Mark Abernathy as conservator of Maxicare, with authority to operate and manage its business.

      Maxicare and the conservator have filed a stipulation in the Bankruptcy Court which contemplates the possible sale of the California subsidiary’s business, which was approved by the Bankruptcy Court on June 5, 2001. As of the date of this report, neither the Registrant nor Maxicare had any agreement with respect to any sale, and the Registrant can give no assurance that a sale of the business will be consummated.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

2.1	Bankruptcy Court Stipulation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maxicare Health Plans, Inc.

June 8, 2001	/s/ Paul R. Dupee Paul R. Dupee, Chief Executive Officer